Exhibit 99.1
                                                                    ------------


                      [LOGO OF BANK UNITED CORP. LITIGATION
                        CONTINGENT PAYMENT RIGHTS TRUST]


Jonathon K. Heffron
Litigation Trustee
Tel.: (713) 543-6958
FAX: (713) 543-7744

Salvatore A. Ranieri
Litigation Trustee
Tel.: (516) 873-0055
FAX: (516) 873-1155



                                  PRESS RELEASE

          BANK UNITED CORP. LITIGATION CONTINGENT PAYMENT RIGHTS TRUST
      ANNOUNCES THE DENIAL OF PLAINTIFFS' PETITION FOR REHEARING BY THE U.
                  S. COURT OF APPEALS FOR THE FEDERAL CIRCUIT


Houston, Texas - December 16, 2003. On November 5, 2003, the Bank United Corp. Litigation Contingent Payment Rights Trust (NASDAQ: BNKUZ) (the "Litigation Trust") announced plaintiffs' filing of a Petition for Rehearing (the "Petition") in the U.S. Court of Appeals for the Federal Circuit (the "Appeals Court"), seeking a rehearing by the panel and a rehearing by the full Appeals Court sitting en banc of the September 22, 2003 decision of the Appeals Court on plaintiffs' appeal and the defendant federal government's cross-appeal of the decision of the U.S. Court of Federal Claims (the "Trial Court").

The Appeals Court panel rendered its decision in a nonprecedential opinion. The Appeals Court affirmed the Trial Court's rulings except for granting that part of defendant's cross appeal seeking reduction of the award to plaintiffs by $3,942,500. Thus, plaintiffs' damages award was reduced from $8,826,783 to $4,884,283.

On December 12, 2003, the Appeals Court denied the Petition. Thus, the Appeals Court has determined a final award of $4,884,283 to the Plaintiffs. The Plaintiffs may appeal the Appeals Court decision by filing a Writ of Certiorari ("Writ") to the U.S. Supreme Court within ninety (90) days of the entry of the judgment. The Litigation Trust is determining what, if anything, will be its next course of action.

As discussed in the Litigation Trust's latest 10-Q Report, filed with the Securities and Exchange Commission on November 14, 2003, the amount owed by the Litigation Trust to Washington Mutual, Inc. at September 30, 2003 for expense fund advances exceeds its share of the $4,884,283 award. If the Litigation were to terminate because of a decision by the Litigation Trust not to file a Writ to the Supreme Court, there would be no recovery to the Litigation Trust certificateholders because the eighty five percent (85%) share to the Litigation Trust of the total

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recovery awarded by the Appeals Court (plus its share of the amount of the Bill of Costs if it were awarded in full to plaintiffs) is less than the amount that would be owed by the Litigation Trust to Washington Mutual, Inc. Similarly, there would be no recovery to the Litigation Trust certificateholders if the Litigation Trust decided to file a Writ and the Supreme Court denied it.

The Litigation Trust (SEC File No. 000-32301) will file the Appeals Court Order of Denial of the Petition for Rehearing with the Securities and Exchange Commission, and the descriptions of the Order are qualified in their entirety by reference to the Order.

The Litigation Trust was formed in connection with the February 9, 2001 merger of Bank United Corp. with and into Washington Mutual, Inc. The Litigation Trust issued contingent payment rights certificates representing the right to receive a portion of the Litigation Trust's share of any monetary proceeds from any final judgment or settlement of the forbearance litigation brought by Bank United Corp., Bank United, and Hyperion Partners L.P. against the federal government.

Additional information about the lawsuit, the Litigation Trust, and the contingent payment rights certificates can be found in the registration statement on Form S-4 (Registration No. 333-49302) filed by the Litigation Trust with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as well as in the reports filed by the Litigation Trust pursuant to the Securities Exchange Act of 1934, as amended.